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Exhibit 5.1

January 27, 2003

Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas 76092

  Re:
  2003 Directors Deferred Compensation and Deferred Stock Unit Plan

Ladies and Gentlemen:

        As counsel for Sabre Holdings Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act") on the date hereof, with respect to the proposed issuance of up to (i) $4,300,000 in unsecured obligations of the Company to pay deferred compensation in the future (the "Deferred Compensation Obligations") in accordance with the terms of the 2003 Directors Deferred Compensation and Deferred Stock Unit Plan (the "Plan"); and (ii) 150,000 deferred stock units, which are also unsecured obligations of the Company to pay deferred compensation in the future (together with the Deferred Compensation Obligations, the "Obligations"), the value of which is based on the Company's Class A common stock, par value $.01 per share ("Stock"). All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

        For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

          (1)  The Second Restated Certificate of Incorporation of the Company, incorporated by reference into the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002;

          (2)  The Amended and Restated Bylaws of the Company, incorporated by reference into the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002;

          (3)  The Plan, filed as an exhibit to the Registration Statement; and

          (4)  Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

        In rendering the opinion expressed below, we have assumed:

          (a)  The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

          (b)  There are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder.

        On the basis of the foregoing examination, and in reliance thereon, and the qualifications and limitations set forth below, we are of the opinion that, when issued in accordance with the provisions of the Plan, the Obligations will be valid and binding obligations of the Company.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

          A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of Texas and Delaware and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of Texas and the United States of America, the present corporate laws of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist. Although we are not admitted to practice in the State of Delaware, we are familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering the opinion contained herein. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

          B.    Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

          C.    We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in or incorporated by reference to the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      GIBSON, DUNN & CRUTCHER LLP

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  Exhibit 5.1